Exhibit 99.1

GM FINANCIAL REPORTS JUNE QUARTER 2018
OPERATING RESULTS

•	June quarter net income of $442 million

•	Retail loan and lease originations of $12.3 billion for the June quarter

•	Earning assets of $90.4 billion at June 30, 2018

•	Available liquidity of $23.1 billion at June 30, 2018

FORT WORTH, TEXAS July 25, 2018 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $442 million for the quarter ended June 30, 2018, compared to $62 million for the quarter ended June 30, 2017. Net income for the six months ended June 30, 2018 was $811 million, compared to $264 million for the six months ended June 30, 2017. Net income from continuing operations for the three and six month periods ended June 30, 2017 was $270 million and $449 million, respectively.

Retail loan originations were $6.0 billion for the quarter ended June 30, 2018, compared to $5.1 billion for the quarter ended March 31, 2018, and $5.3 billion for the quarter ended June 30, 2017. Retail loan originations for the six months ended June 30, 2018 were $11.1 billion, compared to $10.9 billion for the six months ended June 30, 2017. The outstanding balance of retail finance receivables was $35.7 billion at June 30, 2018.

Operating lease originations were $6.2 billion for the quarter ended June 30, 2018, compared to $5.7 billion for the quarter ended March 31, 2018, and $6.7 billion for the quarter ended June 30, 2017. Operating lease originations for the six months ended June 30, 2018 were $11.9 billion, compared to $13.0 billion for the six months ended June 30, 2017. Leased vehicles, net was $44.1 billion at June 30, 2018.

The outstanding balance of commercial finance receivables was $10.7 billion at June 30, 2018, compared to $10.4 billion at March 31, 2018 and $9.7 billion at June 30, 2017.

Retail finance receivables 31-60 days delinquent were 3.3% of the portfolio at June 30, 2018 and 3.4% at June 30, 2017. Accounts more than 60 days delinquent were 1.3% of the portfolio at June 30, 2018 and 1.5% at June 30, 2017.

Annualized net charge-offs were 1.7% of average retail finance receivables for the quarters ended June 30, 2018 and 2017. For the six months ended June 30, 2018, annualized retail net charge-offs were 1.9%, compared to 2.0% for the six months ended June 30, 2017.

The Company had total available liquidity of $23.1 billion at June 30, 2018, consisting of $4.0 billion of cash and cash equivalents, $15.9 billion of borrowing capacity on unpledged eligible assets, $0.1 billion of borrowing capacity on committed unsecured lines of credit, $1.0 billion of borrowing capacity on the Junior Subordinated Revolving Credit Facility from GM, and $2.0 billion of borrowing capacity on the GM Revolving 364-Day Credit Facility.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $45 million for the quarter ended June 30, 2018 compared to $41 million for the quarter ended June 30, 2017. Earnings for the six months ended June 30, 2018 were $97 million, compared to $88 million for the six months ended June 30, 2017.

Operating Results

On October 31, 2017, we completed the sale of certain of our European subsidiaries and branches (collectively, the "European Operations") to Banque PSA Finance S.A. and BNP Paribas Personal Finance S.A. The European Operations are presented as discontinued operations in our condensed consolidated financial statements for the three and six months ended June 30, 2017. Unless otherwise indicated, information in this release relates to our continuing operations.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

This presentation contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or “anticipate” and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2017. Such risks include - but are not limited to - GM’s ability to sell new vehicles that we finance in the markets we serve; the viability of GM-franchised dealers that are commercial loan customers; the availability and cost of sources of financing; our joint venture in China, which we cannot operate solely for our benefit and over which we have limited control; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the prices at which used vehicles are sold in the wholesale auction markets; vehicle return rates and the residual value performance on vehicles we lease; interest rate fluctuations and certain related derivatives exposure; foreign currency exchange rate fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; changes in general economic and business conditions; competition; our ability to manage risks related to security breaches and other disruptions to our networks and systems; and changes in business strategy, including expansion of product lines and credit risk appetite, acquisitions and divestitures. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Finance charge income	$884	$812	$1,750	$1,564
Leased vehicle income	2,497	2,107	4,944	4,038
Other income	107	71	205	136
Total revenue	3,488	2,990	6,899	5,738
Costs and expenses
Operating expenses	382	333	747	663
Leased vehicle expenses	1,684	1,549	3,471	2,978
Provision for loan losses	128	158	264	369
Interest expense	803	635	1,535	1,231
Total costs and expenses	2,997	2,675	6,017	5,241
Equity income	45	41	97	88
Income from continuing operations before income taxes	536	356	979	585
Income tax provision	94	86	168	136
Income from continuing operations	442	270	811	449
Loss from discontinued operations, net of tax	—	(208)	—	(185)
Net income	$442	$62	$811	$264

Net income attributable to common shareholder	$427	$62	$782	$264

Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$4,012	$4,265
Finance receivables, net	45,500	42,172
Leased vehicles, net	44,054	42,882
Goodwill	1,188	1,197
Equity in net assets of non-consolidated affiliate	1,260	1,187
Related party receivables	736	309
Other assets	5,808	5,003
Total assets	$102,558	$97,015
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$39,083	$39,887
Unsecured debt	45,357	40,830
Deferred income	3,517	3,221
Related party payables	76	92
Other liabilities	3,549	2,691
Total liabilities	91,582	86,721
Shareholders' equity	10,976	10,294
Total liabilities and shareholders' equity	$102,558	$97,015

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Originations	2018	2017	2018	2017
Retail finance receivables originations	$6,051	$5,253	$11,129	$10,860
GM lease originations	$6,201	$6,751	$11,913	$13,024
GM new vehicle loans and leases as a percentage of total loan and lease originations	90.7%	88.8%	90.2%	88.3%

	Three Months Ended June 30,		Six Months Ended June 30,
Average Earning Assets	2018	2017	2018	2017
Average retail finance receivables	$35,081	$30,432	$34,253	$28,960
Average commercial finance receivables	10,333	9,074	10,177	8,520
Average finance receivables	45,414	39,506	44,430	37,480
Average leased vehicles, net	43,805	38,368	43,498	37,055
Average earning assets	$89,219	$77,874	$87,928	$74,535

Ending Earning Assets	June 30, 2018	June 30, 2017
Retail finance receivables, net of fees	$35,675	$31,100
Commercial finance receivables, net of fees	10,698	9,675
Leased vehicles, net	44,054	39,725
Ending earning assets	$90,427	$80,500

Total Finance Receivables	June 30, 2018	December 31, 2017
Retail
Retail finance receivables, net of fees(a)	$35,675	$32,802
Less: allowance for loan losses	(815)	(889)
Total retail finance receivables, net	34,860	31,913
Commercial
Commercial finance receivables, net of fees	10,698	10,312
Less: allowance for loan losses	(58)	(53)
Total commercial finance receivables, net	10,640	10,259
Total finance receivables, net	$45,500	$42,172

(a) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $184 million and $228 million at
June 30, 2018 and December 31, 2017.

Allowance for Loan Losses	June 30, 2018	December 31, 2017
Allowance for loan losses as a percentage of retail finance receivables, net of fees	2.3%	2.7%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.5%	0.5%

Delinquencies	June 30, 2018	June 30, 2017
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	3.3%	3.4%
Greater than 60 days	1.3	1.5
Total	4.6%	4.9%

	Three Months Ended June 30,		Six Months Ended June 30,
Charge-offs and Recoveries	2018	2017	2018	2017
Charge-offs	$298	$272	$593	$570
Less: recoveries	(145)	(142)	(268)	(285)
Net charge-offs	$153	$130	$325	$285
Net charge-offs as an annualized percentage of average retail finance receivables	1.7%	1.7%	1.9%	2.0%
Recovery rate as a percentage of gross repossession charge-offs in North America(a)	52.3%	53.9%	51.7%	52.7%

(a) Recovery rate for the three months ended March 31, 2018 was revised from 53.1% to 50.9% due to the reclassification of $4 million in non-repossession recoveries.

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Expenses	2018	2017	2018	2017
Operating expenses as an annualized percentage of average earning assets	1.7%	1.7%	1.7%	1.8%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com